UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
November 11, 2020
LIMELIGHT NETWORKS, INC.
(Exact name of Registrant as specified in its charter)

Delaware	001-33508	20-1677033
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)
1465 North Scottsdale Road Suite 400
Scottsdale, AZ 85257
(Address, including zip code, of principal executive offices)
(602) 850-5000
(Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common stock, par value $0.001 per share	LLNW	NASDAQ
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

As part of his previously announced transition from Chief Financial Officer, Sajid Malhotra and Limelight Networks, Inc. (“Limelight”) entered into a transition agreement and employment agreement amendment (the “Transition Agreement”) yesterday.

“Sajid has been a trusted colleague for over six years. He will be leaving the company with my thanks and deep appreciation for his many contributions. His influence and involvement with our Leadership Team has been instrumental in the advancement of Limelight’s strategy and financial results,” said Bob Lento, Chief Executive Officer of Limelight Networks.

Under the terms of the Transition Agreement, Mr. Malhotra will remain with Limelight in his current capacity until March 31, 2021, his current outstanding equity awards will continue to vest through September 1, 2021, and he will be entitled to exercise outstanding vested options until the first to occur of: (i) the one-year anniversary of his separation date or (ii) the applicable scheduled expiration date of such award as set forth in the award agreement. He will also be reimbursed for premiums paid for continued health benefits under Limelight’s health plan until the earlier of December 31, 2021, or the date upon which he and his eligible dependents become covered under similar plans.

The foregoing description of the Transition Agreement is qualified in its entirety by reference to the Transition Agreement.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIMELIGHT NETWORKS, INC.

Dated: November 12, 2020	By:	/s/ Michael DiSanto
Michael DiSanto Chief Administrative and Legal Officer & Secretary